Exhibit 10.67

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this "Agreement") is made and entered into effective as of the ____day of March, 2021 by and between GUIDED THERAPEUTICS, INC., a Delaware corporation (the "Company") and the undersigned creditor of the Company (the "Creditor").

W I T N E S S E T H :

WHEREAS, the Creditor is the payee of certain obligations owed to the Creditor by the Company as set forth on Exhibit A hereto (the "Obligations");

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto, being duly sworn, do covenant, agree and certify as follows:

1. Recitals. The parties hereto acknowledge and agree that the foregoing recitals are true and accurate and constitute part of this Agreement to the same extent as if contained in the body hereof.

2.            Exchange and Satisfaction. The Obligations are hereby surrendered by the Creditor and exchanged for the Note and other considerations according to the following terms and conditions.

a.
The Creditor is or has been an executive or consultant of the Company and both parties wish to continue their relationship under mutually agreeable terms.
b.
The Creditor resigned as a Corporate Secretary of the Company but provides consulting services to the Company.
c.
The Creditor shall receive full remuneration of all expenses accrued in the amount of $4,325.42. This amount shall be due and paid in full upon execution of this Agreement.
d.
The Company is in default to the Creditor on two Notes in the amounts of $12,500.00 and $13,900.00 dated December 21, 2016 and January 19, 2017, respectively. As of Dec 31, 2020, the balances of principal and interest of those Notes were $21,518.00 and $23,600.00, respectively. The Notes will accrue at an interest rate of 6% (18% in the event of default) annual interest to be executed within 30 days of the signing of this Agreement and payable in full within one year in monthly payments of at least $3,850.00 (Annex A). Payments are due on the 15th of each month and will be in default if not paid by the 20th of the month.

e.
The Company owes the Creditor as of Dec. 31, 2020 deferred salary in the amount of $412,624.00 with accrued interest of $133,590.00 for a total of $546,214.00. In lieu of agreeing to dismiss the majority of what he is currently owed by the Company, the Creditor agrees to accept:

i.
50 Series F Preferred Shares convertible into 200,000 of the Company’s Common Shares (see attached executed Stock Purchase Agreement, equivalent to an exchange of $50,000 into the Series F Preferred Financing.

ii.
Cash payments over time in the amount of $150,000.00 (One Hundred Fifty Thousand Dollars and Zero Cents) in the form of an unsecured note with the Company. This Note is to be executed within 30 days of the signing of this Agreement and payable in full within four years from the date of the first payment, in monthly installments of at least $3,600.00. The Note will accrue at a rate of 6% (18% in the event of default) annual interest, starting one year from execution on the Note Agreement. Each monthly payment will include the past months interest and a principal payment. Payments will begin March 15th, 2022 are due on the 15th of each month and will be in default if not paid by the 20th of the month.

f. The total amount of forgiveness by Creditor of $346,214.00 shall be prorated according to the amount of funds paid to Creditor, including the $50,000 exchanged into the Series F financing by the creditor (see 2(e)(i)). Therefore, once the Creditor receives his Series F Preferred Shares, 25% of the total forgiven amount, or $86,553.50, shall have been deemed as forgiven. Subsequently, for each month’s timely payment of $3,600.00 on the $150,000.00 long-term unsecured note (2(e)(ii)), the Creditor shall forgive proportional amount of debt (Annex B). Once all funds as described in Sections 2(c) to 2(e) above have been paid to Creditor, then the terms and conditions of this Agreement shall have been deemed fully satisfied and no additional funds shall be owed to the Creditor.

g. The Company will include Creditor under its health insurance program until the Creditor is enrolled in MediCare, or until December 31, 2021, whichever is earliest.

3.
For the purpose of this agreement, the beginning balances are defined in Section 2 of this document.

4.
Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

5.
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals by signing this Agreement as of the day and year first above written.

[Signatures on Following Page]

Company:

GUIDED THERAPEUTICS, INC.

By:_______________________________
Name: Mark L. Faupel
Title: Founder and COO

Creditor:

__________________________________
Name: Richard Fowler

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